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                                                                  EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1997 Stock Option Plan/Stock Issuance Plan and the Employee Stock Purchase Plan of Vista Medical Technologies, Inc. of our report dated January 30, 1997, except for Note 9, as to which the date is March 3, 1997, with respect to the consolidated financial statements of Vista Medical Technologies, Inc. for the year ended December 31, 1996 included in the Registration Statement No. 333-22985 (Form S-1), as amended, filed with the Securities and Exchange Commission.

                                       ERNST & YOUNG LLP

San Diego, California
June 30, 1997